SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 18, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 18, 2012, Research Frontiers licensee Vision Systems will exhibit (Stand 217, Hall 1.1) its SPD-SmartGlass transportation products at InnoTrans 2012 being held September 18-21, 2012 at the Messe Berlin exhibition grounds in Berlin, Germany.

An industry first: These products will be featured in a large railway window and controlled by Vision Systems’ new multi-zone management system that allows users to independently adjust the light transmission of each section of the window for greater user comfort and energy efficiency.

InnoTrans 2012 is an international industry showplace focusing on the latest technological innovations for the railway sector. Over 100,000 visitors will have the opportunity to experience Vision Systems’ Nuance and Noctis transportation products made with fast-switching and infinitely tunable SPD-SmartGlass.

“There was strong interest by various municipal transit systems in our SPD-Smart transportation products for the bus sector when we exhibited in June at Transports Publics in Paris,” commented Carl Putman, CEO of Vision Systems. “Municipalities were particularly impressed with the ability of our SPD-Smart products to quickly adapt to changing environmental conditions and passenger needs. We are exhibiting at InnoTrans because railway manufacturers are expressing a similar interest in variable tint window solutions that minimize heat build-up, provide shading, preserve views, and offer privacy. Our Nuance and Noctis SPD-SmartGlass products address these needs in a comprehensive manner, and our new multi-zone management systems adds additional functionality and flexibility when used in combination with the extraordinary light-control capabilities of these products.”

More information about InnoTrans 2012 is available from the event website. Details about Vision Systems and its SPD-Smart products are available in the company’s press release and by visiting the automotive and aerospace and sections of their website.

About Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) has invested over $86 million to develop SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats. Research Frontiers holds approximately 300 patents on SPD-Smart technology worldwide.

Details are noted in the press releases attached as exhibits to this report. These press releases are also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

About Vision Systems

Known as “Architects of Innovation,” Vision Systems is a first-tier system supplier to the aeronautics and automotive industries. Their SPD-Smart Nuance and Noctis products offer instant and precise light-control at all levels which provides OEMs and their customers with a solar protection solution that enhances comfort and improves fuel efficiency. These variable tint windows, roof shades and cabin dividers are impact-resistant, completely silent, available in flat and curved surfaces, and can be controlled manually or automatically. Vision Systems’ SPD-Smart Noctis product line offers enhanced blackout solar protection and complete privacy.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release September 18, 2012.

99.2       Vision Systems Press Release September 18, 2012.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: September 18, 2012